Exhibit 99.4

. + Computershare Trust Company, N.A. P.O. Box 43011 Providence, Rhode Island 02940-3011 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 www.computershare.com/investor NC 12N345N6789N0 NJ NNT NTax ID certificaNtion on file: <CNertified Y/N> 12345678901234 TOTAL SHARES TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. ELECTION FORM AND LETTER OF TRANSMITTAL To accompany book-entry shares and certificates, if any, of common stock, $0.01 par value, of Centrue Financial Corporation This Election Form and Letter of Transmittal (the “Election Form”) is being delivered in connection with the Agreement and Plan of Merger, dated as of January 26, 2017 (the "Merger Agreement"), by and among Midland States Bancorp, Inc. (“Midland”), Sentinel Acquisition, LLC (“Merger Sub”) and Centrue Financial Corporation (“Centrue”), pursuant to which Centrue will merge with and into Merger Sub, with Merger Sub as the surviving corporation (the "Merger"). This Election Form permits you to make an election as to the type of consideration (cash and/or Midland common stock) that you wish to receive in connection with the Merger. This Election Form may be used to make an election only with respect to certain shares of Centrue common stock that you hold, as listed below. You may receive additional Election Forms with respect to shares of Centrue common stock held by you in another manner or in another name or with respect to equity awards you hold (if any). To be effective, this Election Form must be received by Computershare, the Exchange Agent, no later than 5:00 p.m., Eastern Daylight Time, on [ ], 2017, unless extended (the "Election Deadline"), and, with respect to certificated shares, together with the certificate(s) representing all shares of Centrue common stock for which you are making an election and to which this Election Form relates or a Notice of Guaranteed Delivery, and a completed Internal Revenue Service (“IRS”) Form W-9 enclosed herein or the appropriate IRS Form W-8, as applicable. Holders of shares of Centrue common stock who hold such shares in electronic book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form and IRS Form W-9 or IRS Form W-8, as applicable. An election with respect to shares of Centrue common stock held beneficially, including through The Depository Trust Company ("DTC"), must be submitted by your broker, bank or other nominee. IMPORTANT: As used in this Election Form, the term "Centrue common stock" also includes shares of Centrue common stock subject to Centrue restricted stock awards that will settle in connection with the Merger. Your Centrue Stock Certificates (if you hold certificated shares): Locate the listed certificates. Certificate Numbers Shares Certificate Numbers Shares XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 XXXX12345678 12345678901234 12345678901234 12345678901234 12345678901234 12345678901234 If you hold more than 10 certificates, not all certificates can be listed on this form. Other Certificate Total 12345678901234 Total Certificated Shares 12345678901234 Shares Held By Us 12345678901234 Total Shares 12345678901234 CURRENCY OF PAYMENT: US DOLLARS + 1 2 3 4 5 6 7 8 9 0 1 2 3 4 02KNBE 4 0 E L C C O Y C C L S

. + Complete the box(es) below to make an election. It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the allocation and proration provisions in the Merger Agreement, which are designed to ensure that, on an aggregate basis, 65% of the shares of Centrue common stock outstanding immediately prior to the completion of the Merger will be converted into Midland common stock and 35% of the shares of Centrue common stock outstanding immediately prior to the completion of the Merger will be converted into cash. Therefore, there is no assurance that you will receive your election choices. The allocation of the Merger consideration will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement. As described below, subject to the allocation and proration provisions in the Merger Agreement, you may elect to receive Cash Consideration, Stock Consideration, or Mixed Consideration (each as defined below) or a combination of Cash Consideration, Stock Consideration and Mixed Consideration with respect to your shares of Centrue common stock. IMPORTANT: As used in the Election Choices below, the term "Centrue common stock" also includes shares of Centrue common stock subject to Centrue restricted stock awards that will settle in connection with the Merger. ELECTION CHOICES I hereby elect to receive the following as consideration in the Merger for my shares of Centrue common stock, subject to proration and adjustment, as calculated in accordance with the Merger Agreement. ALL STOCK ELECTION (to receive only Stock Consideration) Mark this box to elect to receive Stock Consideration with respect to ALL of your Centrue common stock (the stock consideration is fixed at 0.7604 of a share of Midland common stock (plus cash in lieu of any fractional shares of Midland common stock) for EACH share of Centrue common stock (the “Stock Consideration”)) ALL CASH ELECTION (to receive only Cash Consideration) Mark this box to elect to receive Cash Consideration with respect to ALL of your Centrue common stock (the cash consideration is fixed at $26.75 per share without interest for EACH share of Centrue common stock (the "Cash Consideration")) MIXED ELECTION (to receive only Mixed Consideration) Mark this box to elect to receive a combination of cash and Midland common stock with respect to ALL of your Centrue common stock (the cash consideration is fixed at $9.3625 per share, without interest, and the stock consideration is fixed at 0.4943 of a share of Midland common stock (plus cash in lieu of any fractional shares of Midland common stock) for EACH share of Centrue common stock (the “Mixed Consideration”)) COMBINATION ELECTION (Stock Consideration for some of your share of Centrue common stock, Cash Consideration for some of your shares to Centrue common stock, and Mixed Consideration for some of your shares of Centrue common stock) Mark this box to elect to receive Stock Consideration with respect to a portion of your Centrue common stock, Cash Consideration with respect to a portion of your Centrue common stock, and Mixed Consideration with respect to a portion of your Centrue common stock. Please fill in the blanks below to designate the number of whole shares of Centrue common stock that you want converted into the right to receive the Stock Consideration, Cash Consideration and Mixed Consideration, as applicable. The total number of shares must add up to the number of shares represented by this Election Form. Stock Consideration Cash Consideration Mixed Consideration NO ELECTION You will be deemed to have made “NO ELECTION” if: A. B. You fail to follow the instructions on the Election Form or otherwise fail to properly make an election; A properly completed Election Form together with your stock certificate(s), if you hold certificated shares, or a properly completed Notice of Guaranteed Delivery, is not received by the Exchange Agent on or before the Election Deadline; or You properly and timely revoke a prior election without making a new election before the Election Deadline C. You will also be deemed to have made “No Election” with respect to all your shares of Centrue common stock represented by certificates not received by the Exchange Agent by the Election Deadline or pursuant to the procedures set forth in the Notice of Guaranteed Delivery. IMPORTANT: If you receive the Stock Consideration or Mixed Consideration as Merger consideration, the value of your Merger consideration when received will depend on a price of Midland common stock at a time after the time you make your election. In particular, if you receive Midland common stock as Merger consideration, the value of the Stock Consideration or Mixed Consideration will depend on the price per share of Midland common stock at the time you receive the shares of Midland common stock. Therefore, the value of any Stock Consideration or Mixed Consideration received as the Merger consideration, when received, may be different than its estimated value at the time you make your election. The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above-described shares of Centrue common stock and that when accepted for exchange by Midland, Midland will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned. SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1, B.2, and B.6. Signature of owner Signature of co-owner, if any Area Code/Phone Number MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED). See Instruction B.6. Required only if Special Payment and Delivery Form is completed. Authorized Signature Name of Firm Address of Firm – Please Print + 1 2 3 4 5 6 7 8 9 0 1 2 3 4 4 1 E L C C O Y C C L S

SPECIAL PAYMENT AND DELIVERY FORM The Merger consideration will be issued in the name and address provided on the Election Form and Letter of Transmittal, unless instructions are given in the boxes below. Special Payment and Issuance Instructions mpleted ONLY if the Merger consideration mpleted ONLY if the Merger consideration d holder(s) or delivered to an address that is Election Form. To be co is to be d registere different the Electi Name(s): Address: Telephon Special Delivery Instructions (See Instructions B.4 and B.6) elivered to someone other than the current than the address listed on the front page of on Form. (Please Print) e Number: ( To be co is to be is current re of the Name(s): Address: Telephon See Instructions B.1, B.2 and B.6) sued in the name of someone other than the gistered holder(s) as stated on the front page (Please Print) e Number: